                      MODIFICATION AGREEMENT

          This MODIFICATION AGREEMENT ("Modification Agreement") is entered into as of this ___ day of November, 1996 by and among WELLPOINT HEALTH NETWORKS INC., a California corporation ("WellPoint") (formerly Blue Cross of California, a California nonprofit public benefit corporation ("Blue Cross")), and CALIFORNIA HEALTHCARE FOUNDATION, a California nonprofit public benefit corporation (the "Health Foundation") (formerly Western Health Partnerships), with reference to the following facts:

          A. WellPoint (then known as Blue Cross), WellPoint Health Networks Inc., a Delaware corporation which merged with and into Blue Cross, the Health Foundation, and Western Foundation for Health Improvement, a California nonprofit public benefit corporation, entered into that certain AMENDED AND RESTATED RECAPITALIZATION AGREEMENT dated as of March 31, 1995 (the "Recapitalization Agreement"), pursuant to which WellPoint, then known as Blue Cross, donated and Health Foundation accepted, among other things, all of Blue Cross' right, title and interest in and to certain issued and outstanding shares of stock of BCCHolding Corporation ("BCC") and certain issued and outstanding stock of Park Square Holdings, Inc. ("Holdings") (other than twenty-five thousand (25,000) shares of Class B common stock owned by United Way, Inc.). BCC and Holdings are referred to herein collectively as the "Corporations", and the stock in the Corporations donated to Health Foundation is hereafter referred to as the "Stock".

          B. BCC owns shares of certain subsidiary entities, Park Square I, Inc. ("PS I") and Park Square II, Inc. ("PS II"). PS I and PS II in turn are general partners in a general partnership known as Park Square Partners (the "Property Partnership") which owns the approximately 25.73 acre site (the "Property") which surrounds the building WellPoint occupies (the "Woodland Hills Building"), which property is commonly referred to as the "Donut Parcel".

          C. The Property Partnership is subject to a potential liability of approximately Three Million Dollars ($3,000,000) pursuant to that certain Entitlements Management Agreement between Park Square Partners and JMB/Urban WC Limited Partnership ("JMB") entered into on or about September 2, 1992 ("Entitlements Management Agreement").

          D. The Property is subject to a parking easement ("Parking Easement") for the benefit of WellPoint, as tenant of the Woodland Hills Building under a long-term lease, pursuant to that PARKING EASEMENT AND AGREEMENT dated February 7, 1989, and recorded as Document 89-1230325 with the Recorder of Los Angeles County, California on August 1, 1989, as amended by that certain FIRST AMENDMENT TO PARKING EASEMENT AND AGREEMENT dated as of July 21, 1989, and recorded as Document 89-1314693 with the Recorder of Los Angeles County, California on August 16, 1989, and as further amended by that SECOND AMENDMENT TO PARKING EASEMENT AND AGREEMENT dated as of January 1, 1996, and recorded as Document 96-36955 with the Recorder of Los Angeles County, California on January 8, 1996.

          E. Based on, among other things, the potential liability pursuant to the Entitlements Management Agreement and the restrictions imposed on the Property under the Parking Easement, the parties hereto have determined that it is in their respective best interests that as part of the transactions contemplated by the Recapitalization Agreement, the donation of the Stock be rescinded and that the amount of Seven Million Dollars ($7,000,000) be donated to Health Foundation in lieu of the Stock of the Corporations, which donation the Health Foundation has concluded will more effectively permit it to carry out its nonprofit public benefit purposes than would its ownership of the Stock of the Corporations.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. MODIFICATION OF DONATION. The parties agree that the donation of the Stock of the Corporations to Health Foundation is hereby rescinded, and in lieu thereof, WellPoint hereby donates to Health Foundation, and Health Foundation hereby accepts, the amount of Seven Million Dollars ($7,000,000) in cash.

          2. REPRESENTATIONS AND WARRANTIES OF HEALTH FOUNDATION. Health Foundation represents and warrants that, except as contemplated hereby, or as set forth in Schedule 2 hereto, or as set forth in the License Agreement (Promenade Parking Lot) made the 13th day of September, 1996 by and between WellPoint and Shopping Center Associates and the License Agreement (WellPoint Parking Lot) made the 13th day of September, 1996 by and between WellPoint and Shopping Center Associates:

               (a) Health Foundation has not taken or suffered any action to be taken with respect to the Stock, the Corporations, PS I, PS II, the Property Partnership or the Property, including, without limitation, the transfer of any right, title or interest in or to the Stock, the Corporations, the Property or any other property of the Corporations, PS I, PS II or the Property Partnership, and that the Stock is not subject to any claims, liens or encumbrances as the result of the Health Foundation's ownership of the Stock during the Interim Period (as defined below); and

               (b) During the interim period between the transfer of the Stock to Health Foundation and the consummation of the rescission contemplated by this Modification Agreement (the "Interim Period"), neither the Corporations nor PS I, PS II, or the Property Partnership have (i) modified title to the Property in any way, (ii) entered into any agreements, (iii) granted any rights, (iv) acquired or disposed of any assets, (v) made any distributions, or (vi) undertaken any obligations with respect to the Stock or the Property.

          The parties acknowledge that during the Interim Period, WellPoint has continued to control the use of the Property and, accordingly, WellPoint accepts the Property as an asset of the Corporations AS IS and without warranty, except as to those representations of Health Foundation set forth above. WellPoint further confirms that as a result of the rescission contemplated hereby, Health Foundation shall have no responsibility for the potential liability to JMB or any other party under the Entitlements Management Agreement.

          3. REPRESENTATIONS AND WARRANTIES OF WELLPOINT. WellPoint represents and warrants that it has been offered full access to the books and records of the Corporations, PS I, PS II and the Property Partnership and has utilized such access to the extent it deems necessary for the purpose of obtaining information in addition to, or verifying information included in, this Modification Agreement. WellPoint represents and warrants that it intends to hold the Stock for investment purposes only, and not with a view to, or for sale in connection with, any distribution.

          4. DELIVERY OF STOCK CERTIFICATES AND DONATION. Upon the execution of this Modification Agreement, Health Foundation shall deliver the certificates evidencing the Stock, either endorsed or together with executed Stock Assignments Separate From Certificate in favor of WellPoint, and WellPoint shall deliver as a donation in lieu of the Stock the sum of Seven Million Dollars ($7,000,000) by wire transfer of immediately available funds.

          5.   INDEMNITY.

               (a) Health Foundation hereby agrees to indemnify, defend and hold WellPoint harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses, which WellPoint may suffer as a result of the untruth of any of the representations or the breach of any of the warranties or covenants of Health Foundation herein.

               (b) WellPoint hereby agrees to indemnify, defend and hold Health Foundation harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses, which Health Foundation may suffer (i) as a result of the untruth of any of the representations or breach of any of the warranties or covenants of WellPoint herein, or (ii) arising out of the Entitlements Management Agreement.

               (c) In addition to the foregoing, each party hereby represents and warrants to the other that other than an agreement entered by Health Foundation with The John Buck Company, it has not entered into any agreement which would bind either party to this transaction to pay brokerage fees, commissions and/or finders' fees in connection with this transaction. Each party to this Modification Agreement hereby indemnifies the other party from any claims for brokerage fees, commissions and/or finders' fees arising out of any agreement made by the indemnifying party.

          6. COVENANT. If Health Foundation should at any time after the consummation of the transactions contemplated herein directly or indirectly acquire the Woodland Hills Building, it covenants and agrees that it will cooperate in removing all restrictions and extinguishing all rights of approval which the owner of the Woodland Hills Building (including the Health Foundation as owner) has with respect to the Property, other than those rights which are reasonably required for the operation of the Woodland Hills Building.

          7. ATTORNEYS' FEES. In the event of a bringing of an action or suit by a party hereto against the other party hereunder arising out of or related to this Modification Agreement, including, without limitation, the indemnification provisions, the party in whose favor final judgment is entered shall be entitled to have and recover from the other party all Costs (as defined below), all of which shall be deemed to have accrued upon the commencement of such action. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of all Costs incurred in enforcing, perfecting, and executing such judgment. For the purposes of this section, "Costs" shall include, without limitation, attorneys' fees, costs and expenses, including such costs and expenses incurred in the following: (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examinations; (iv) discovery; and (v) bankruptcy litigation.

          8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (1) personal delivery, (2) overnight commercial carrier, (3) registered or certified mail, postage prepaid, return receipt requested, or (4) telecopier. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of delivery to the address of the person to receive such notice, (B) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, shown on the sender's delivery invoice from such carrier, (C) if mailed, on the date of delivery as shown by the sender's registry or certification receipt, (D) if given by telecopier, when sent.
Any notice or other communication sent by telecopier must also be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any such notice or other communication so served shall be sent to the parties to be served as follows:

          If to WellPoint:                        WellPoint Health Networks Inc.
                                                  21555 Oxnard Street
                                                  Woodland Hills, California 91367
                                                  Attention:  Thomas C. Geiser, Esq.
                                                  Facsimile No:  (818) 703-4406

          With a copy to:                         Allen, Matkins, Leck, Gamble & Mallory LLP
                                                  515 South Figueroa Street, 7th Floor
                                                  Los Angeles, California 90071
                                                  Attention:  Thomas W. Henning, Esq.
                                                  Facsimile No:  (213) 620-8816

                                                           -4-



          If to Health Foundation:                California HealthCare Foundation
                                                  21550 Oxnard Street, Suite 600
                                                  Woodland Hills, California 91367
                                                  Attention:  Chief Executive Officer
                                                  Facsimile No:  (818) 703-7927

          With a copy to:                         Munger, Tolles & Olson
                                                  355 South Grand Avenue, 35th Floor
                                                  Los Angeles, California 90071
                                                  Attention:  O'Malley M. Miller, Esq.
                                                  Facsimile No:  (213) 687-3702




         Either party hereto may, from time to time, by notice in accordance with this Paragraph 8, designate a different mailing address to which all notices or demands are thereafter to be addressed.

         9. SUCCESSORS. This Modification Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         10. WAIVER; MODIFICATION. No provision of this Modification Agreement may be waived, changed, modified or amended, or the termination or discharge thereof agreed to or acknowledged, orally, but only an agreement in writing signed by the party against whom the enforcement of any such waiver, change, modification, amendment, termination of discharge is sought.

         11. CONSTRUCTION. The headings of the sections hereof are included herein solely for convenience or reference and are not intended to aid in the construction of or to govern the terms and provisions of this Modification Agreement. This Modification Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all of the parties hereto had prepared the same.

         12. SURVIVAL. The representations, warranties and covenants herein shall survive the consummation of the transactions contemplated hereunder.

         13. COUNTERPARTS. This Modification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14. FURTHER ASSURANCES. The parties hereto agree to execute, acknowledge and deliver such further assignments, conveyances or other assurances, documents and instruments of transfer reasonably requested in order to confirm further and assure consummation of the transactions contemplated hereby, and the parties hereto will take such further action consistent with the terms and provisions of this Modification Agreement which may be reasonably requested by the other party hereto in connection therewith.

         15. GOVERNING LAW. The provisions of this Modification Agreement shall be construed and enforced in accordance with the laws of the State of California.

         16. ENTIRE AGREEMENT. This Modification Agreement (including the Schedule) contains the entire understanding between the parties hereto with respect to the subject matter hereof, and this Modification Agreement supersedes any prior or contemporaneous understandings, correspondence, negotiations, or agreements among them respecting the subject matter hereof. No alteration, modification, or interpretation hereof shall be binding unless in writing and signed by the party to be charged.

         17. AFFIRMATION OF RECAPITALIZATION AGREEMENT. Except as hereinabove set forth, the Recapitalization Agreement remains unmodified and continues in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date and year set forth above.

                                      WELLPOINT HEALTH NETWORKS INC.,a
                                      California corporation


                                      By: /s/ Howard G. Phanstiel
                                          -------------------------------------
                                            Its: Executive Vice President
                                                 ------------------------------

                                      CALIFORNIA HEALTHCARE FOUNDATION, a
                                      California nonprofit public benefit
                                      corporation

                                      By: /s/ Enrique Hernandez, Jr.
                                          -------------------------------------
                                            Its: Acting Chief Executive Officer
                                             ----------------------------------

                                  SCHEDULE 2

         Health Foundation supplements Section 2 of the Modification Agreement to add the following as exceptions to the representations and warranties made therein:

    1. Certain taxes with respect to the Property, the Corporations, PS I, PS II or the Property Partnership have accrued during the Interim Period including, without limitation, property taxes and franchise taxes.

    2. The Health Foundation makes no representations as to whether or not any party not controlled by it has taken any action which has or could affect the Property. The Health Foundation represents and warrants that it is not aware of any such action except as set forth in the Modification Agreement.

    3. The Property Partnership continues to be subject to the Entitlements Management Agreement, and the Health Foundation makes no representation as to whether or not any party not controlled by it has taken any action which has or could affect the potential liability to JMB thereunder.

    4. The Health Foundation makes no representation as to the value of any of the Corporations, PS I, PS II or the Property Partnership.